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                                                                    THE HARTFORD

September 11, 2006

Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

RE: DC VARIABLE ACCOUNT - I AND SEPARATE ACCOUNT TWO
    HARTFORD LIFE INSURANCE COMPANY
    FILE NO. 33-19947

Dear Sir/Madam:

    I have acted as Counsel to Hartford Life Insurance Company (the "Company"), a Connecticut insurance company, Hartford Life Insurance Company DC Variable Account - I and Hartford Life Insurance Company Separate Account Two (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

    I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Very truly yours,

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/s/ Christopher M. Grinnell
Christopher M. Grinnell
Senior Counsel and Assistant Vice President
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